                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          The Right Start, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                             THE RIGHT START, INC.
                           5334 Sterling Center Drive
                       Westlake Village, California 91361



                                                                    June 2, 1997


DEAR SHAREHOLDERS:

     Our Annual Meeting of Shareholders will be held on July 22, 1997, at 8:30 a.m., at The Right Start retail store located in Topanga Plaza, 6600 Topanga Canyon Boulevard, Canoga Park, California. We urge you to attend this meeting to give us an opportunity to meet you personally, to allow us to introduce to you the key personnel responsible for management of your Company, to show you a Right Start Store and to cover any questions you may have.

     The formal Notice of Meeting, the Proxy Statement and the proxy card are enclosed. A copy of the Annual Report to Shareholders describing the Company's operations during the transition period ended February 1, 1997 is enclosed.

     We hope that you will be able to attend the meeting in person. Whether or not you plan to attend the meeting, please sign and return the enclosed proxy card promptly. A prepaid return envelope is provided for this purpose. Your shares will be voted at the meeting in accordance with your proxy.

     If you have shares in more than one name or if your stock is registered in more than one way, you may receive more than one copy of the proxy materials.
If so, please sign and return each of the proxy cards you receive so that all of your shares may be voted. We look forward to meeting you at the July 22, 1997 Annual Meeting of Shareholders.

                                    Very truly yours,

                                    /s/ Jerry R. Welch

                                    Jerry R. Welch
                                    Chairman of the Board, President
                                    and Chief Executive Officer

                             THE RIGHT START, INC.
                           5334 Sterling Center Drive
                       Westlake Village, California 91361


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              ___________________

                            To Be Held July 22, 1997


     The Annual Meeting of The Right Start, Inc. (the "Company") will be held at The Right Start retail store located in Topanga Plaza, 6600 Topanga Canyon Boulevard, Canoga Park, California on July 22, 1997, at 8:30 a.m. for the following purposes:

          1. To elect seven (7) directors to hold office until the next annual meeting and until their successors are elected; and

          2. To ratify the appointment of Price Waterhouse LLP as independent auditors for the fiscal year ending January 31, 1998 (Proposal 1); and

          3. To approve a proposed amendment to the Company's 1991 Employee Stock Option Plan (the "1991 Plan") increasing the maximum aggregate number of shares of the Company's common stock subject to the 1991 Plan (Proposal
     2); and

          4. To approve a proposed amendment to the Company's 1995 Non-Employee Director Plan (the "1995 Plan") increasing the maximum aggregate number of shares of the Company's common stock subject to the 1995 Plan (Proposal 3); and

          5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The close of business on June 2, 1997, is the date of record for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

     All shareholders are urged to attend the meeting in person or by proxy. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED PREPAID RETURN ENVELOPE. The Proxy is revocable and will not affect your right to vote in person in the event you attend the meeting.

                              By Order of The Board of Directors

                              /s/ Gina M. Shauer

                              Gina M. Shauer
                              Secretary

Westlake Village, California
June 2, 1997

                             THE RIGHT START, INC.
                                 _____________

                                PROXY STATEMENT


                 INFORMATION CONCERNING SOLICITATION AND VOTING


SOLICITATION AND REVOCATION OF PROXIES

     The enclosed Proxy is solicited by and on behalf of the Board of Directors of The Right Start, Inc. (the "Company") for use in connection with the Annual Meeting of Shareholders to be held on the 22nd day of July, 1997 at 8:30 a.m. and at any and all adjournments thereof.

     The persons named as proxies were designated by the Board of Directors and are officers or directors of the Company. Any Proxy may be revoked or superseded by executing a proxy bearing a later date or by giving notice of revocation in writing prior to, or at, the Annual Meeting, or by attending the Annual Meeting and voting in person. All proxies which are properly completed, signed and returned to the Company prior to the meeting, and not revoked, will be voted in accordance with the instructions given in the Proxy. If a choice is not specified in the Proxy, the Proxy will be voted FOR the election of the director nominees listed below, FOR Proposal 1 to ratify the appointment of Price Waterhouse LLP as independent auditors for the Company, FOR Proposal 2 to approve a proposed amendment to the Company's 1991 Employee Stock Option Plan (the "1991 Plan") increasing the maximum aggregate number of shares of the Company's common stock subject to the 1991 Plan, and FOR Proposal 3 to approve a proposed amendment to the Company's 1995 Non-Employee Director Stock Option Plan (the "1995 Plan") increasing the maximum aggregate number of shares of the Company's common stock subject to the 1995 Plan. "Broker non-votes" will be counted for general quorum purposes but will not be considered as present and entitled to vote with respect to that matter.

     This Proxy Statement and the accompanying Proxy are being mailed to shareholders on or about June 16, 1997. The entire cost of the solicitation of proxies will be borne by the Company. Expenses will also include reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the meeting to beneficial owners of the Company's common stock. It is contemplated that this solicitation will be primarily by mail. In addition, some of the officers, directors and employees of the Company may solicit proxies personally or by telephone facsimile, telegraph or cable.


VOTING AT THE MEETING

     The shares of common stock constitute the only class of securities of the Company entitled to notice of, and to vote at, the Annual Meeting. Only shareholders of record at the close of business on June 2, 1997 will be entitled to vote at the meeting or any adjournment or postponement thereof. As of June 2, 1997, there were 8,593,639 shares of common stock issued and outstanding, each share being entitled to one vote on each matter to be voted upon, except that voting for directors may be cumulative. A shareholder intending to cumulate votes for directors must notify the Company of such intention at the meeting prior to commencement of the voting for directors. If any shareholder has given such notice, every shareholder may cumulate votes for candidates in nomination and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled, or distribute the shareholder's votes on the same principle among two or more candidates.

     Discretionary authority to cumulate votes represented by proxies is solicited by the Board of Directors because, in the event nominations are made in opposition to the nominees of the Board of Directors, it is the intention of the persons named in the enclosed Proxy to cumulate votes represented by proxies for individual nominees in accordance with their best judgment in order to assure the election of as many of the nominees to the Board of Directors as possible.

     The election of directors will require the affirmative vote of a plurality of the shares of common stock voting in person or by proxy at the Annual Meeting. The approval of Proposal 1, Proposal 2 and Proposal 3 will require the affirmative vote of a majority of the shares of common stock present or represented at the Annual Meeting and entitled to vote on such proposal.


                     PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table sets forth certain information, as of June 2, 1997, with respect to all those known by the Company to be the beneficial owners of more than 5% of its outstanding common stock, each director who owns shares of common stock, each executive officer named in the Summary Compensation Table (the "Named Executive Officers"), and all directors and executive officers of the Company as a group.



                                                  Amount and Nature of
Name and Address of Beneficial Owner             Beneficial Ownership (1)            Percent of Class
------------------------------------             ------------------------            ----------------
 Richard A. Kayne (2)                                     3,708,241                         42.3%
 Kayne Anderson Investment Management,
  Inc.
 1800 Avenue of the Stars
 Second Floor
 Los Angeles, CA  90067

 KAIM Non-Traditional, L.P. (2)                           3,681,424                         41.9%
 1800 Avenue of the Stars
 Second Floor
 Los Angeles, CA  90067

 David L. Warnock (3)                                       908,333                          9.6%
 Cahill Warnock & Company, LLC
 One South Street
 Suite 2150
 Baltimore, MD 21202

 Cahill, Warnock Strategic Partners                         908,333                          9.6%
  Fund, L.P. (3)
 One South Street, Suite 2150
 Baltimore, MD 21202

 Primerica Life Insurance Company                           682,176                          7.9%
 388 Greenwich Street
 Commerce, CA  90040

 Fred Kayne (4)                                             681,276                          7.9%
 Fortune Fashions
 6501 Flotilla Street
 Commerce, CA  90040

 Albert O. Nicholas                                         625,000                          7.3%
 Nicholas Co., Inc.
 700 North Water Street
 Milwaukee, WI  53202

 Howard Kaplan                                              610,000                          7.1%
 99 Chauncy Street
 Boston, MA  02111

 Gerald E. Mitchell (5)                                      29,593                            *
 5334 Sterling Center Drive
 Westlake Village, CA 91361

 Gina M. Shauer (6)                                          11,629                            *
 5334 Sterling Center Drive
 Westlake Village, CA 91361

 Andrew Feshbach (7)                                         10,317                            *
 Big Dog Sportswear
 121 Gray Avenue, Suite 300
 Santa Barbara, CA  93101

 Robert R. Hollman (7)                                       10,317                            *
 Topa Management
 1800 Avenue of the Stars
 Suite 1400
 Los Angeles, CA  90067

 Jerry R. Welch (7)(8)                                       10,317                            *
 Kayne Anderson Investment Management, Inc.
 1800 Avenue of the Stars
 Second Floor
 Los Angeles, CA  90067

 Howard M. Zelikow (7)(8)                                    10,317                            *
 Kayne Anderson Investment Management, Inc.
 1800 Avenue of the Stars
 Second Floor
 Los Angeles, CA  90067

 Ronald J. Blumenthal (9)                                     9,526                            *
 5334 Sterling Center Drive
 Westlake Village, CA  91361

 All executive officers and directors                     5,402,342                         55.0%
 as a group (13 persons) (10)

-------------------

     * Less than one percent.

     (1) Except as otherwise noted below, the persons named in the table have sole voting power and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

     (2) Richard A. Kayne is the President, Chief Executive Officer and a Director of Kayne Anderson Investment Management, Inc., the general partner of KAIM Non-Traditional, L.P. ("KAIM"). The amount, nature of beneficial ownership and percent of class of 3,697,924 shares are taken from an Amendment No. 1 to Schedule 13D filed May 15, 1997 which states that (i) KAIM and Mr. Kayne report beneficial ownership of 3,681,424 and 3,697,924 shares, respectively, (ii) KAIM and Mr. Kayne have shared voting and dispositive power over 3,681,424 shares and
          (iii) Mr. Kayne has sole voting and dispositive power over

          16,500 shares. The shares (which include currently exercisable warrants to purchase 154,375 shares of common stock) are held by four investment partnerships for which KAIM serves as general partner, including 1,285,453 shares held by Kayne, Anderson Non-Traditional Investments, L.P., 885,401 shares held by ARBCO Associates, L.P., 866,491 shares held by Offense Group Associates, L.P., and 258,954 shares held by Opportunity Associates, L.P., as well as certain other managed accounts which hold 385,125 shares. KAIM disclaims beneficial ownership of the shares reported except those shares attributable to it by virtue of its general partner interests in certain limited partnerships holding such shares. Mr. Kayne disclaims beneficial ownership of the shares reported except those shares held by him or attributable to him by virtue of his limited and general partner interest in such limited partnerships and by virtue of his indirect interest in the interest of KAIM in such limited partnerships. The shares reported as beneficially owned by Mr. Kayne also include currently exercisable options to purchase 10,317 shares of common shares.

     (3) Mr. Warnock and Edward L. Cahill are each managing members of Cahill, Warnock & Company, LLC ("CW") and general partners of Cahill, Warnock Strategic Partners, L.P. ("CWSP"). CWSP and CW are the general partners, respectively, of Cahill, Warnock Strategic Partners Fund, L.P. ("SPF") and Strategic Associates, L.P. ("SA"). SPF owns debentures currently convertible into 710,500 shares of common stock and 150,100 currently exercisable warrants to purchase common stock. SA owns debentures currently convertible into 39,500 shares of common stock and 8,233 currently exercisable warrants to purchase common stock. Each of Messrs. Warnock and Cahill, CW, CWSP, SPF and SA may be deemed to beneficially own 908,333 shares of common stock. Messrs. Warnock and Cahill, CW and CWSP disclaim beneficial ownership with respect to the shares held by SPF and SA. SPF disclaims beneficial ownership with respect to the shares underlying the debentures and the warrants held by SA. SA disclaims beneficial ownership with respect to the shares underlying the debentures and the warrants held by SPF.

     (4) Includes 631,376 shares, 39,583 warrants and 10,317 currently exercisable options to purchase common stock.

     (5) Includes 8,577 shares, currently exercisable options to purchase 18,750 shares of common stock and 2,265 shares held by the Company's Employee Stock Purchase Plan for the benefit of Mr. Mitchell.

     (6) Includes currently exercisable options to purchase 8,333 shares of common stock, 2,479 and 817 shares held by the Company's Employee Stock Purchase Plan and Employee Stock Ownership Plan, respectively, for the benefit of Ms. Shauer.

     (7) All shares consist of currently exercisable options to purchase common stock.

     (8) Messrs. Welch and Zelikow are Managing Directors of Kayne Anderson Investment Management, Inc.; however, they disclaim beneficial ownership with respect to shares held by KAIM or any of its affiliates.

     (9) Includes currently exercisable stock options to purchase 8,333 shares of common stock and 1,193 shares held by the Company's Employee Stock Ownership Plan for the benefit of Mr. Blumenthal.

     (10) Includes common stock beneficially owned by executive officers and directors, including 10,002 with respect to Mr. Young, 1,772 with respect to Ms. Iglesias and 673 with respect to Mr. Pollack.

                               EXECUTIVE OFFICERS

     The executive officers of the Company are as follows:


                                                                                Executive
     Name                 Age              Position                           Officer Since
     ----                 ---              --------                           -------------

Jerry R. Welch             46        Chairman of the Board,                        1996
                                     President and Chief
                                     Executive Officer

Gina M. Shauer             33        Chief Financial Officer and                   1994
                                     Secretary

Ronald J. Blumenthal       51        Senior Vice President                         1994

Michele Iglesias           30        Vice President-Human Resources                1996

Gerald E. Mitchell         42        Vice President-Merchandising                  1996

Marilyn Platfoot           42        Vice President-Retail Operations              1996

Richard Pollock            45        Vice President-Logistics                      1996

Jeff Young                 30        Vice President-Information Systems            1996

     All officers serve at the discretion of the Board of Directors.

BUSINESS EXPERIENCE OF EXECUTIVE OFFICERS

     JERRY R. WELCH became Chief Executive Officer of the Company in March 1996, assumed the position of President in September 1996 and has served as Chairman of the Board since August 1995. Mr. Welch also serves as a Managing Director of Kayne Anderson Investment Management, Inc. and has served in such capacity since January 1993. Mr. Welch is also the Chairman and Chief Executive Officer of Glacier Water Services, Inc. and has served in such capacities since April 1993 and September 1994, respectively. From October 1991 until his resignation in September 1992, Mr. Welch served as the Chief Executive Officer of Glacier Water Services, Inc.

     GINA M. SHAUER became Chief Financial Officer of the Company in May 1994 and Secretary in August 1995. Ms. Shauer is a Certified Public Accountant, and served as a Senior Manager with Price Waterhouse LLP in Woodland Hills, California from January 1986 until April 1994.

     RONALD J. BLUMENTHAL became Senior Vice President of the Company in September 1996 and served as Vice President-Retail Operations from December 1993 to September 1996. Prior to joining the Company, Mr. Blumenthal served as Vice President of Store Operations for Cost Plus Imports, from 1990 until 1993, and for Jos. A. Bank Clothiers from 1985 until 1990, where he also served as Vice President, Real Estate.

     MICHELE IGLESIAS became Vice President - Human Resources of the Company in December 1996 and served as Director of Human Resources from February 1994 to December 1996. Ms. Iglesias' previous experience includes other human resources management positions.

     GERALD E. MITCHELL became Vice President-Merchandising of the Company in July, 1996. Mr. Mitchell previously served as Vice President-Merchandising for Discovery Channel Stores in Dallas, Texas.

     MARILYN PLATFOOT became Vice President-Retail Operations of the Company in April, 1996. Ms. Platfoot previously served as Western Regional Manager for Brookstone Stores from 1992 to 1996. Prior to that, Ms. Platfoot spent 13 years with the Foxmoor Casual chain, ultimately serving as West Coast Regional Manager.

     RICHARD POLLOCK became Vice President-Logistics of the Company in September 1996 and served as Director of Logistics from June to September 1996. Prior to joining the Company, Mr. Pollock served as Regional Operations Manager with USCO Distribution Services and has held several senior level distribution positions.

     JEFF YOUNG was appointed to Vice President-Information Systems of the Company in September 1996. Prior to his appointment, Mr. Young served as the Company's Director of Information Systems since July 1990.

                             ELECTION OF DIRECTORS

     The Board of Directors proposes the election of seven (7) directors, each to hold office until the next annual meeting and until their successors are elected and qualified. Unless authority to vote for directors has been withheld in the Proxy, the persons named in the enclosed Proxy intend to vote at the meeting for the election of the nominees presented below. All nominees have consented to serve as a director for the ensuing year. Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if any nominee withdraws or otherwise becomes unavailable to serve, the persons named in the enclosed Proxy will vote for any substitute nominee designated by the Board of Directors.

     The candidates in the election of directors receiving the highest number of affirmative votes of the shares entitled to vote, up to the number of directors to be elected by such shares, will be elected. Votes against a candidate and votes withheld, including broker non-votes, have no legal effect on the election, however all such votes count as a part of the quorum. The names and certain information concerning the persons to be nominated as directors at the Annual Meeting are set forth below.

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.


DIRECTORS AND NOMINEES

      Name                      Age        Director Since                           Business Experience
      ----                      ---        --------------                           -------------------
 Andrew Feshbach                 36             1995            Mr. Feshbach is a Vice President of Fortune Financial, President of
                                                                Big Dog Sportswear and an Executive Vice President of Fortune
                                                                Fashions. Previously, Mr. Feshbach was a partner in Maiden Lane, a merchant bank, and a Vice President in the Mergers and Acquisitions
                                                                Group of Bear Stearns.

 Robert R. Hollman               53             1995            Mr. Hollman has been President and Chief Executive Officer of Topa
                                                                Management Company since 1971 and President and Chief Executive
                                                                Officer of Topa Savings Bank since 1989. He has also been a Director and Officer of Topa Equities, Ltd., the parent company of Topa
                                                                Savings Bank, since 1969.

 Fred Kayne                      59             1995            Mr. Kayne is President and Chairman of Fortune Financial, where he is responsible for directing all of its investment activities. Mr.
                                                                Kayne is also President of Fortune Fashions and Chairman of Big Dog
                                                                Sportswear. Mr. Kayne was a partner of Bear, Stearns & Co. Inc.
                                                                until its initial public offering in 1985 after which he was a
                                                                Managing Director and a member of the Board of Directors until he resigned in 1986. Fred Kayne and Richard A. Kayne are brothers.

 Richard A. Kayne                52             1995            Mr. Kayne currently serves as President and Chief Executive Officer of Kayne Anderson Investment Management, Inc., and its broker dealer affiliate, K.A. Associates, Inc. Mr. Kayne has been with Kayne
                                                                Anderson Investment Management, Inc. since 1985 when it was founded by Mr. Kayne and John E. Anderson. He is also a Director of Foremost
                                                                Corporation of America and Glacier Water Services, Inc. Richard A.
                                                                Kayne and Fred Kayne are brothers.


 David L. Warnock                39             1996            Mr. Warnock has served as a director of the Company since November
                                                                1996. Mr. Warnock is a director of Children's Comprehensive Services and Concorde Career Colleges, Inc., of SRB Corporation and of
                                                                ALLIANCE National Incorporated. He has been a partner with Cahill,
                                                                Warnock & Company since July 1995 and served as Vice President with
                                                                T. Rowe Price Associates, Inc. from 1983 to 1995.

 Jerry R. Welch                  46             1995            See "Business Experience of Executive Officers" above.

 Howard M. Zelikow               63             1995            Mr. Zelikow has been a management and financial consultant doing business at ZKA Associates since 1987 and has been a Managing
                                                                Director of Kayne Anderson Investment Management, Inc. since 1988.
                                                                Mr. Zelikow has been a director of Financial Security Assurance
                                                                Holdings Ltd. since 1996 and has served as a director of Queensway
                                                                Financial Holdings Limited since 1993. Mr. Zelikow was Executive
                                                                Vice President and Chief Financial Officer of The Progressive
                                                                Corporation from 1976 through 1987. Mr. Zelikow was a director of
                                                                Victoria Financial Corporation from 1991 to 1995, a director of
                                                                Capital Guaranty Corporation from 1994 to 1995, and a director of
                                                                Nobel Insurance Limited from 1989 to 1993.

     The Directors of the Company serve until their successors are elected and duly qualified at next year's Annual Meeting of Shareholders, which is to be held on or about July 21, 1998. During the transition period ended February 1, 1997, the Company's Audit Committee consisted of Messrs. Feshbach, Hollman and Zelikow and the Company's Compensation Committee consisted of Messrs. Richard Kayne and Fred Kayne. The Board of Directors does not have a standing Nominating Committee. The Audit Committee reviews and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's independent accountants. The Compensation Committee reviews the Company's general compensation strategy and reviews and reports to the Board of Directors with respect to compensation of officers and employee benefit programs.

     Your proxy cannot be voted for a greater number of persons than the number of nominees named.

ATTENDANCE AT MEETINGS

     During the transition period ended February 1, 1997, the Board of Directors held a total of 5 meetings, the Compensation Committee held 2 meetings and the Audit Committee held 2 meetings. No member of the Board of Directors, Compensation Committee or Audit Committee attended fewer than 75% of the meetings of the Board, Compensation Committee or Audit Committee.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION

     The following table sets forth summary information concerning compensation paid or accrued by the Company for services rendered during the two fiscal years ended June 1, 1996 and June 1, 1995 and the transition period ended February 1, 1997, to the Company's Chief Executive Officer and the other executive officers who received compensation (on an annualized basis) of at least $100,000 during the transition period.

                           SUMMARY COMPENSATION TABLE
                           --------------------------

                                                          Annual Compensation                                Long Term Compensation
                                                          -------------------                                ----------------------
                                                                                            Other Annual      Securities Underlying
Name and Principal Position                      Year          Salary         Bonus        Compensation (1)         Options (#)
---------------------------                      ----          ------         -----        ----------------         -----------
 Jerry R. Welch (2)                              1997             -0-           -0-               -0-                     9,217
  Chairman of the Board, President               1996             -0-           -0-               -0-                    10,317(4)
  and Chief Executive Officer

 Ronald J. Blumenthal                            1997          90,865           -0-               -0-                       -0-
  Senior Vice President                          1996         110,161        29,000             4,058                    50,000
                                                 1995         106,346        10,000               -0-                       -0-

 Gerald E. Mitchell                              1997          80,481           -0-             3,875                    75,000
   Vice President - Merchandising

 Marilyn Platfoot                                1997          72,981           -0-               -0-                       -0-
   Vice President Retail Operations              1996           6,365           -0-               -0-                    25,000

 Gina M. Shauer                                  1997          66,635           -0-               750                       -0-
    Chief Financial Officer and                  1996          94,138           -0-             1,300                    20,000
     Secretary                                   1995          79,692           -0-             1,000                       -0-

 Stanley M. Fridstein (3)                        1997          45,769           -0-            68,961                       -0-
   President and Director                        1996         140,000           -0-            12,522                       -0-
                                                 1995         142,000           -0-            16,302                       -0-

(1) Amounts shown include Company contributions under the Company's Employee Stock Ownership Plan and the Company's Employee Stock Purchase Plan, as applicable for the listed executives. In addition, for Mr. Fridstein, the amount also includes the cost of term life insurance under the Company's split dollar life insurance policy for the calendar years ended during the periods reported.

(2) Mr. Welch receives no compensation for serving as Chief Executive Officer or President.

(3) Effective September 27, 1996, Mr. Fridstein resigned from his positions with the Company. Pursuant to such resignation, Mr. Fridstein received all base salary amounts to which he was entitled under his employment agreement for the period ended February 1, 1997. Additionally, all of Mr. Fridstein's stock options to purchase 388,000 shares of the Company's common stock became fully vested and exercisable at any time through June 1, 2001, subject to the terms and conditions of such stock options. Through June 2, 1997, Mr. Fridstein has exercised 345,000 options. Included in Other Compensation are consulting fees and other amounts paid to Mr. Fridstein in accordance with the terms of his Termination Agreement.

(4) Granted under the 1995 Plan prior to Mr. Welch becoming President and Chief Executive Officer.

DIRECTORS' FEES

     All of the Company's non-employee directors receive directors' fees of $3,000 per quarter. All of the members of the Board of Directors have elected, in lieu of such compensation, to receive options to purchase common stock of the Company at the fair market value on the date the options are granted.

OPTION GRANTS IN THE TRANSITION PERIOD ENDED FEBRUARY 1, 1997

     The following table provides certain information regarding stock options granted to the Named Executive Officers during the transition period ended February 1, 1997.


                                     INDIVIDUAL GRANTS
                                     -----------------
                                  NUMBER OF        % OF TOTAL
                                 SECURITIES          OPTIONS
                                 UNDERLYING         GRANTED TO                                 POTENTIAL REALIZABLE VALUE AT
                                   OPTIONS          EMPLOYEES     EXERCISE OR                     ASSUMED ANNUAL RATES OF
                                   GRANTED          IN FISCAL     BASE PRICE     EXPIRATION     STOCK PRICE APPRECIATION FOR
                                   (#)(1)             YEAR         ($/SHARE)        DATE                 OPTION TERM
                                   ------             ----         ---------        ----               ---------------
   NAME                                                                                           5% ($)          10% ($)
   ----                                                                                           ------          -------
Jerry R. Welch                       6,217              7.4%          5.13       11/12/01           8,812           19,471
                                     3,000              3.5%          5.13       11/12/06           9,679           24,528

 Gerald E. Mitchell                 75,000             89.1%          5.25         7/8/06         247,627          627,536

----------------------

(1) Named Executive Officers receive options pursuant to the Company's stock compensation plans described elsewhere in this Proxy Statement. The material terms of that program related to recipients, grant timing, number of options, option price and duration are determined by the Board of Directors, subject to certain limitations.


AGGREGATED OPTION EXERCISES IN THE TRANSITION ENDED FEBRUARY 1, 1997 AND OPTION VALUES AT PERIOD END

    The following table provides certain information regarding the exercise of stock options held by the Named Executive Officers during the transition period ended February 1, 1997 and the number and value of options held as of the end of such fiscal year.


                                                              NUMBER OF SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                                   UNEXERCISED OPTIONS AT             IN-THE-MONEY OPTIONS
                                                                  TRANSITION PERIOD END (#)       AT TRANSITION PERIOD END ($)(2)
                                                                  ------------------------        -------------------------------
                           SHARES ACQUIRED
     NAME                  ON EXERCISE (#)   VALUE REALIZED($)(1)  EXERCISABLE   UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
     ----                  ---------------   -------------------   -----------   -------------     -----------     -------------
Jerry R. Welch                 -  0-               -0-               10,317           9,217             9,698             553

Ronald J. Blumenthal           -  0-               -0-                8,333          66,667            18,319          64,501

Gerald E. Mitchell             -  0-               -0-               18,750          56,250               -0-             -0-

Marilyn Platfoot               -  0-               -0-                  -0-          25,000               -0-           3,133

Gina M. Shauer                 -  0-               -0-                8,333          36,667            18,249          47,701

Stanley M. Fridstein         100,000           228,125              288,000             -0-           630,720             -0-

----------------
(1) Mr. Fridstein exercised options to purchase 100,000 shares of the Company's common stock on November 26, 1996. The closing sale price of the Company's common stock on the Nasdaq National Market System on such date was $5 9/32.

(2) On January 31, 1997 (the last day the Company's common stock was traded in the transition period ended February 1, 1997), the closing sale price of the Company's common stock on the Nasdaq National Market System was $5 3/16. On May 28, 1997, the closing sale price of the Company's common stock was $3.00.

EMPLOYMENT AGREEMENTS

    No employment agreements are currently in effect between the Company and any of its employees.

STOCK COMPENSATION PROGRAMS

    The Company adopted the 1991 Employee Stock Option Plan, covering an aggregate of 450,000 shares of the Company's common stock, in October 1991. Options granted vest over periods of up to five years (depending on the terms of the individual grant) commencing on the grant date and expire 10 years thereafter. Options for 341,717 shares were outstanding as of February 1, 1997, 38,308 of which were exercisable.

    In October 1995, the Company adopted the 1995 Non-Employee Directors Option Plan covering an aggregate of 125,000 shares of common stock. This Plan provides for the annual issuance, to each non-employee director, of options to purchase 3,000 shares of common stock. In addition, each director is entitled to make an election to receive, in lieu of directors' fees, additional options to purchase common stock. The amount of additional options is determined based on an independent valuation such that the value of the options issued is equivalent to the fees that the director would be otherwise entitled to receive. Options issued under this plan vest on the anniversary date of their grant and upon termination of Board membership. 117,204 options were issued under the plan, 61,902 of which were exercisable at February 1, 1997.

    The Company matches employees' contributions to the Company Employee Stock Purchase Plan at a rate of 50%. The Company's contributions amounted to $21,000, $28,000 and $58,000 in the transition period ended February 1, 1997, fiscal 1996 and fiscal 1995, respectively.

    The Company Employee Stock Ownership Plan is funded exclusively by discretionary contributions determined by the Board of Directors. The Board of Directors authorized contributions of $70,000 in fiscal 1996 and $50,000 in fiscal 1995. No contributions were authorized for the transition period ended February 1, 1997.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee is responsible for approving compensation programs for the Company's management. During the transition period, the Compensation Committee consisted of Messrs. Richard Kayne and Fred Kayne.

    Mr. Welch receives a fee for serving as a director, but receives no additional compensation for serving as Chief Executive Officer or President.

    The Compensation Committee believes that the compensation provided to employees of the Company must be competitive for the Company to attract or obtain highly qualified and experienced key employees. Based upon a preliminary review, the Compensation Committee believes that, overall, the Company's compensation programs are competitive with those of comparable companies.

                              COMPENSATION COMMITTEE

                        Richard A. Kayne       Fred Kayne

    Notwithstanding anything to the contrary set forth in the Company's previous filings under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Report, and the performance graph immediately following, shall not be incorporated by reference into any such filings.

PERFORMANCE GRAPH


    This graph compares the cumulative total return to shareholders of the Company, the Nasdaq Market ("Broad Market") Index and a peer group of companies ("Industry Index")(1).

                       [PERFORMANCE GRAPH APPEARS HERE]


 Measurement Period                             S&P
(Fiscal Year Covered)   RIGHT START INC.    500 INDEX   Peer Group
 -------------------    ----------------    ---------   ----------
Measurement Pt- 1992         $100            $100         $100
1993                         $133.33         $123.34      $119.67
1994                         $118.33         $145.74      $131.23
1995                         $ 66.67         $110.71      $143.63
1996                         $173.33         $157.68      $202.74
1997                         $138.33         $134.14      $225.26


    (1) The Industry Index chosen includes all the companies with publicly traded securities with the same four digit SIC code, 5961 - Catalog and Mail-Order Houses. There are thirty-eight companies in that category including the Company.


    Assumes $100 invested on May 27, 1992 and assumes dividends reinvested.

                        COMPLIANCE WITH SECTION 16(a) OF

                      THE SECURITIES EXCHANGE ACT OF 1934


    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's executive officers, directors and persons who own more than 10% of the Company's common stock to file reports of ownership on Forms 3, 4 and 5 with the Commission. Executive officers, directors and 10% stockholders are required by the Commission to furnish the Company with copies of all Forms 3, 4 and 5 they file.


    Based solely on the Company's review of the copies of such forms it has received, the Company believes that all of its executive officers, directors and greater than 10% beneficial owners complied with all the filing requirements applicable to them with respect to transactions during the transition period ended February 1, 1997.



                           CERTAIN RELATIONSHIPS AND

                              RELATED TRANSACTIONS


    In October 1996, SPF and SA purchased an aggregate principal amount of $3,000,000 of the Company's 8% Convertible Subordinated Debentures due May 31, 2002 (the "Debentures"). The Debentures, as amended in May 1997, are currently convertible into 750,000 shares of the Company's common stock, subject to adjustment under certain circumstances. David Warnock, an affiliate of SPF and SA, was appointed to the Board of Directors of the Company in November 1996.


    In May 1997, certain investors, including affiliates of David Warnock and KAIM, purchased an aggregate principal amount of $3,000,000 of the Company's 11.5% Senior Subordinated Notes due 2,000 and warrants to purchase an aggregate of 475,000 shares of the Company's common stock at an exercise price of $3.00 per share, subject to adjustment under certain circumstances. In connection with the transaction, the Company obtained an opinion from an independent investment banking firm that the transaction was fair, from a financial point of view, to the shareholders of the Company.


    Between June 2, 1996 and July 29, 1996, the Company provided telemarketing services to K.A.Industries, Inc., a corporation of which Richard Kayne is a majority owner. Pursuant to a telemarketing agreement, the Company received revenues of $40,000 based upon usage. On July 29, 1996, the Company assigned this agreement, together with substantially all of the other assets relating to its telemarketing services business, to an unrelated third party, Blasiar, Inc., for cash and a promissory note. In connection with this transaction, the Company separately contracted to receive telemarketing services from Blasiar, Inc.


    During the transition period, Kayne, Anderson Investment Management, Inc. has provided management, consulting and advisory services to the Company for which it received a fee of $66,667.



                                  PROPOSAL ONE


                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS


    The firm of Price Waterhouse LLP, the Company's independent accountants for the transition period ended February 1, 1997, was selected by the Board of Directors, upon recommendation of the Audit Committee of the Board of Directors, to act in the same capacity for the fiscal year ending January 31, 1998. Neither the firm nor any of its members has any relationship with the Company or any of its affiliates except in the firm's capacity as the

Company's auditor. The Board of Directors is asking for ratification of such appointment of the auditors by the Company's shareholders.


    Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements if they so desire and respond to appropriate questions from shareholders.


    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE.



                                  PROPOSAL TWO


            APPROVAL OF AMENDMENT TO 1991 EMPLOYEE STOCK OPTION PLAN


    The Board of Directors has proposed to amend Article 3 of the Company's 1991 Plan to increase the maximum number of shares of the Company's common stock subject to the 1991 Plan from 450,000 to 575,000 shares. The proposed amendment to the 1991 Plan reads as follows:


          "3.  Shares Subject to the Plan.
               --------------------------

                   The stock issuable under this Plan shall be shares of the Company's authorized but unissued or reacquired Common Stock ("Common Stock"). The total number of shares of Common Stock that may be issued under this Plan shall not exceed 575,000 shares in the aggregate, subject to adjustment as provided in Section 8 below."


    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PROPOSED AMENDMENT TO THE 1991 EMPLOYEE STOCK OPTION PLAN.



                                 PROPOSAL THREE


     APPROVAL OF AMENDMENT TO 1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN


    The Board of Directors has proposed to amend Section 12 of the Company's 1995 Plan to increase the maximum number of shares of the Company's common stock subject to the 1995 Plan from 125,000 to 250,000 shares. The proposed amendment to the 1995 Plan reads as follows:


          "12. Common Shares Subject to Options
               --------------------------------


                   The maximum aggregate number of shares of common stock with respect to which Options may be granted from time to time under the Plan is 250,000 shares, subject to adjustment as provided in Section 6 of the Plan."


    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PROPOSED AMENDMENT TO THE 1995 EMPLOYEE STOCK OPTION PLAN.

                                 ANNUAL REPORT


The Annual Report of the Company including financial statements for the transition period ended February 1, 1997, is being forwarded to each shareholder with this Proxy Statement.



                                 OTHER MATTERS


The Board of Directors has no knowledge of any other matters which may come before the Annual Meeting. If any other matters shall properly come before the meeting, the persons named in the Proxies will have discretionary authority to vote the shares thereby represented in accordance with their best judgment.



                           PROPOSALS OF SHAREHOLDERS


    Proposals of shareholders intended to be presented at the Company's next Annual Meeting of Shareholders must be received by the Secretary of the Company prior to February 16, 1998 for inclusion in the Proxy Statement for the Annual Meeting of Shareholders scheduled to be held on or about July 21, 1998.


    Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the Meeting, no business can be transacted. Therefore, please be sure to date and sign your proxy exactly as your name appears on your stock certificate and return it in the enclosed postage prepaid return envelope. Please act promptly to insure that you will be represented at this important meeting.



                                         Gina M. Shauer

                                         Secretary


Dated:  June 2, 1997

                                  AVAILABILITY


    COPIES OF THE COMPANY'S TRANSITION REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE PROVIDED TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, THE RIGHT START, INC., 5334 STERLING CENTER DRIVE, WESTLAKE VILLAGE, CALIFORNIA 91361.



                           FORWARD-LOOKING STATEMENTS


    This Proxy Statement contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this Proxy Statement are intended to be subject to the safe harbor protection provided by Sections 27A and 21E. All forward-looking statements involve risks and uncertainties. Although the Company believes that its expectations are based upon reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not materially differ from its expectations. For factors that may cause actual results to materially differ from expectations and underlying assumptions, see the Company's Registration Statement on Form S-3 (File No. 333-08175) and periodic reports, including the Transition Report on Form 10-K for the transition period ended February 1, 1997, filed by the Company with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly release any revisions to such forward-looking statements to reflect events or circumstances after the date hereof.

PROXY
                             THE RIGHT START, INC.
                     PROXY SOLICITED BY BOARD OF DIRECTORS

  JERRY R. WELCH, with full power of substitution, is hereby appointed proxy to vote the stock of the undersigned in The Right Start, Inc. at the Annual Meeting of Shareholders on July 22, 1997, and at any adjournments, to be held at The Right Start retail store located in Topanga Plaza, 6600 Topanga Canyon Boulevard, Canoga Park, California.

MANAGEMENT RECOMMENDS THAT YOU VOTE "FOR" AUTHORITY ON ELECTION OF DIRECTORS AND FOR THE BOARD'S PROPOSALS ONE, TWO AND THREE.

     ELECTION OF DIRECTORS

     [_] FOR all Nominees listed below
         (except as indicated to the        [_] WITHHOLD AUTHORITY to vote
         contrary below)                        for all Nominees listed below

    Jerry Welch, Richard Kayne, Fred Kayne, Andrew Feshbach, Robert Hollman,
                       David Warnock and Howard Zelikow.

INSTRUCTION: To withhold authority to vote for any individual Nominee, write that Nominee's name in the space provided below.

--------------------------------------------------------------------------------

PROPOSAL 1. RATIFICATION OF AUDITORS

  FOR [_] AGAINST [_] ABSTAIN [_] -- PROPOSAL 1 appointment of Price Waterhouse LLP as auditors for fiscal 1998.

PROPOSAL 2. APPROVAL OF AMENDMENT TO EMPLOYEE OPTION PLAN

  FOR [_] AGAINST [_] ABSTAIN [_] -- PROPOSAL 2 approval of proposed amendment to The Right Start, Inc. 1991 Employee Stock Option Plan.

PROPOSAL 3. APPROVAL OF AMENDMENT TO DIRECTOR OPTION PLAN

  FOR [_] AGAINST [_] ABSTAIN [_] -- PROPOSAL 3 approval of amendment to The Right Start, Inc. 1995 Non-Employee Director Plan.

  In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof, including procedural and other matters relating to the conduct of the meeting.



THIS PROXY WILL BE VOTED AS DIRECTED. UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE SEVEN DIRECTOR NOMINEES AND FOR PROPOSALS 1, 2 AND 3. THIS PROXY CONFERS DISCRETIONARY AUTHORITY TO CUMULATE VOTES FOR ANY OR ALL OF THE NOMINEES FOR WHICH THE AUTHORITY TO VOTE HAS NOT BEEN WITHHELD.
                                                  Please sign exactly as name
                                                  appears hereon.

                                                  -----------------------------

                                                  -----------------------------

                                                  Dated: ________________, 1997

                                                  When shares are held by
                                                  joint tenants, both should
                                                  sign. When signing as
                                                  attorney, as executor,
                                                  administrator, trustee or
                                                  guardian, please indicate as
                                                  such. If a corporation,
                                                  please sign in full
                                                  corporate name by President
                                                  or other authorized officer.
                                                  If a partnership, please
                                                  sign in partnership name by
                                                  authorized person.

        PLEASE DATE, SIGN AND RETURN THIS CARD IN THE ENCLOSED ENVELOPE